Exhibit 10.7

AMENDMENT TO

AGREEMENT FOR SEVERANCE BENEFITS

This AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into this 21st day of February 2007, by and between PLACER SIERRA BANK (“Bank”) and THOMAS D. NATIONS (“Employee”).

WHEREAS, Employee and Bank entered into an Agreement for Severance Benefits, signed May 23, 2006 and effective June 1, 2006, (the “Agreement”); and

WHEREAS, the Agreement sets forth Bank’s potential obligations upon the termination of Employee’s employment with Bank; and

WHEREAS, Employee and Bank have agreed to amend the Agreement as set forth in this Amendment in order to provide for payments to be made in compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and guidance thereunder, which section was added to the Code by the American Jobs Creation Act of 2004.

NOW THEREFORE, Employee and Bank agree as follows:

1. A new paragraph is added to the end of Section 4 of the Agreement, to read as set forth below:

Notwithstanding anything to the contrary in this Agreement, if any amount payable hereunder is considered to be compensation deferred under a “nonqualified deferred compensation plan” as defined for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and if Employee is deemed to be a “specified employee” as defined for purposes of Section 409A, then, to the extent necessary to comply with Section 409A, amounts due under this Agreement in connection with a termination of Employee’s employment that would otherwise have been payable at any time during the six-month period immediately following such termination of employment shall not be paid prior to, and shall instead be payable in a lump sum as soon as practicable following, the expiration of such six-month period. In light of the uncertainty surrounding the application of Section 409A, the Bank makes no guarantee as to the income tax treatment under Section 409A of any payments made or benefits provided under this Agreement.

2. All other terms and conditions of the Agreement shall remain in full force and effect.

PLACER SIERRA BANK

By: /s/ Frank J. Mercardante	/s/ Thomas D. Nations
Frank J. Mercardante Chairman and Chief Executive Officer	THOMAS D. NATIONS

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